                            BDO Dunwoody LLP  600 Cathedral Place
     Chartered Accountants  925 West Georgia Street
                                      Vancouver, BC, Canada V6C 3L2
                                      Telephone: (604) 688-5421
                                      Telefax: (604) 688-5132
                                      E-mail: vancouver@bdo.ca
                                      www.bdo.ca

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Minera Andes Inc.

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (Registration Statement Nos. 333-77663 and 333-34023, respectively) of Minera Andes Inc., of our report dated March 11, 2006 relating to the consolidated financial statements of Minera Andes Inc., which appears in this Form 10-KSB.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada

April 10, 2006